LICENSE AGREEMENT


                  THIS   LICENSE  AGREEMENT,   made  as  of  this  28th day of
February, 1997, by and between COUNTRYWIDE CREDIT INDUSTRIES, INC., a Delaware corporation ("Licensor"), and COUNTRYWIDE INVESTMENT TRUST, COUNTRYWIDE TAX-FREE TRUST and COUNTRYWIDE STRATEGIC TRUST (the "Licensees"), each a business trust organized under the laws of the Commonwealth of Massachusetts.

                  WHEREAS, Licensor has a proprietary interest in the name "Countrywide" and in the logo to be used on the Licensees' prospectuses (the "Logo"), which interests are recognized by Licensees; and

                  WHEREAS,   Licensor   wishes  to   permit   use  of  the  name
"Countrywide" and the Logo by Licensees, subject to the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, it is hereby understood and agreed as follows:

                  1. Licensees acknowledge that they adopted their corporate names and Logo through the permission of Licensor, which consents to the non-exclusive use by each Licensee of the name "Countrywide" and the Logo only as long as an affiliate or affiliates of Licensor serve as such Licensee's investment advisor.

                  2. Licensees recognize that their right to use the name "Countrywide" is non-exclusive and that Licensor may from time to time permit other entities, including entities engaged in the same or similar business as the Licensee, to use the name "Countrywide".

                  3. Each Licensee covenants and agrees to protect, exonerate, defend, indemnify and hold harmless Licensor and its directors, agents, officers and employees from and against any and all costs, losses, claims, damages or liabilities, joint or several, including all legal expenses, which may arise or have arisen out of Licensee's use or misuse of the name "Countrywide" or out of any breach of or failure to comply with this Agreement.

                  4. If affiliate(s) of Licensor shall cease to serve as any Licensee's investment advisor, such Licensee:

                           (a) As promptly as practicable, will take all necessary director or shareholder action to cause its Agreement and Declaration of Trust to be amended to accomplish a change of its name and change of logo; and




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                           (b)      Within 90 days after the termination of this
                                    agreement or such similar contractual
                                    arrangement, shall cease to use in any other manner, including but not limited to use in any prospectus, sales literature or promotional material, the name "Countrywide" or any name, mark or logotype derived from it or similar to it or indicating that the Licensee is advised by or otherwise associated with Licensor or any affiliate(s) of Licensor.

                  5. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, including any successors to the business now or thereafter conducted by them.

                  IN WITNESS WHEREOF, the Licensor and each of the Licensees have caused this Agreement to be executed by a duly authorized officer and attested by its Secretary as of the day and year first herein written.


ATTEST:                                 COUNTRYWIDE CREDIT INDUSTRIES, INC.



/s/ John F. Splain                        By: /s/ Angelo R. Mozilo
-------------------                      ----------------------------------

ATTEST:                                   COUNTRYWIDE INVESTMENT TRUST



/s/ John F. Splain                        By: /s/ Robert H. Leshner
--------------------                      -----------------------------------


ATTEST:                                   COUNTRYWIDE TAX-FREE TRUST



/s/ John F. Splain                         By: /s/ Robert H. Leshner
----------------------                     -----------------------------------


ATTEST:                                    COUNTRYWIDE STRATEGIC TRUST



/s/ John F. Splain                         By: /s/ Robert H. Leshner
----------------------                     -----------------------------------